Exhibit 10.7

Limited Guaranty
This Limited Guaranty (this “Guaranty”) is dated as of December 8, 2016 by and between Pillarstone Capital REIT Operating Partnership LP, a Delaware limited partnership (together with its successor and assigns, the “Guarantor”), and Bank of Montreal (“BMO”), acting as administrative agent hereunder for the Guaranteed Creditors hereinafter identified and defined (BMO acting as such administrative agent and any successor or successors to BMO acting in such capacity being hereinafter referred to as the “Administrative Agent”).
Preliminary Statements
A.    Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), and BMO, individually and as Administrative Agent and L/C Issuer, have entered into a Credit Agreement dated as of November 7, 2014, as amended by the First Amendment to Amended and Restated Credit Agreement and Guarantor Supplement dated as of October 30, 2015 and by the Second Amendment to Amended and Restated Credit Agreement, Joinder and Reaffirmation of Guaranties (the “Second Amendment”) dated as of the date hereof (such Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which BMO and the other banks and financial institutions from time to time party to the Credit Agreement (BMO, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower (the Administrative Agent, the L/C Issuer, and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability and Bank Product Obligations, being hereinafter referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”). All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.
B.    In addition, the Borrower, Whitestone REIT and the Subsidiaries may from time to time be liable to the Lenders and/or their affiliates with respect to Hedging Liability and Bank Product Obligations.
C.    In connection with the Second Amendment, the Borrower notified the Administrative Agent and Lenders that it intends to transfer 100% of the equity interest of Whitestone Offices LLC, a Texas limited liability company, and Whitestone CP Woodland Ph 2, LLC, a Delaware limited liability company (together the “PROP Subsidiaries” and each, a “PROP Subsidiary”), each of which are existing Material Subsidiaries and Guarantors under the Credit Agreement owning Borrowing Base Properties (such Real Property, the “PROP Properties”), from Borrower to Guarantor, an entity in which the Borrower owns a majority of the equity interest (the “Ownership Transfer”). The Borrower requested that the Administrative Agent and the Lenders permit, and the Administrative Agent and the Lenders have agreed to so permit subject to certain terms and conditions, including the delivery of this Guaranty, each of the PROP Subsidiaries and the PROP Properties to continue to be Guarantors and Borrowing Base Properties, respectively, notwithstanding the Ownership Transfer, in each case in accordance with and on the terms and conditions of the Credit Agreement.
D.    The Guarantor acknowledges and agrees that it will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrower.
Now, Therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, Guarantor hereby makes the following representations and warranties to, and hereby covenants and agrees with, the Guaranteed Creditors as follows:

1.    Definitions. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
2.    The Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Creditors, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents, the Hedging Liability and the Bank Product Obligations, in each case, as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding) (the “Guaranteed Indebtedness”) plus all costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), paid or incurred by the Guaranteed Creditors in endeavoring to collect the Guaranteed Indebtedness, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise; provided, however, that the Guarantor’s liability hereunder shall be limited to an amount equal to the Borrowing Base Value of the Eligible Properties owned by the PROP Subsidiaries measured as of the date of a demand for payment is made hereunder plus any Collection Expenses. In case of failure by the Borrower or other obligor to punctually pay any Guaranteed Indebtedness, Guarantor hereby unconditionally agrees to make such payment on demand from the Administrative Agent. This is a guaranty of payment and not of collection.
3.    Guarantee Unconditional. The obligations of Guarantor under this Guaranty shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under the Credit Agreement or any other Loan Document or by operation of law or otherwise;
(b)    any modification or amendment of or supplement to the Credit Agreement or any other Loan Document or any agreement relating to the Guaranteed Indebtedness;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower, the Guarantor, any PROP Subsidiary or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower, any PROP Subsidiary or other obligor or of any other guarantor contained in any Loan Document;
(d)    the existence of any claim, set‑off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Guaranteed Creditors or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property and Guarantor acknowledges and agrees that it is jointly and severally liable with the Affiliate Guarantors for all Guaranteed Obligations;

(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;
(g)    any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of the Credit Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
(h)    any other act or omission to act or delay of any kind by any Guaranteed Creditor or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of Guarantor under this Guaranty.
4.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. . Guarantor’s obligations under this Guaranty shall remain in full force and effect until such time as the Commitments are terminated, all Letters of Credit have expired, and all Guaranteed Obligations shall have been paid in full; provided, however, that the Administrative Agent agrees to deliver a written termination of this Guaranty after the second anniversary of the Second Amendment Effective Date if, at such time, the Borrower has delivered a Borrowing Base Certificate giving effect to the deletion of the Eligible Properties owned by the PROP Subsidiaries from the calculation of the Borrowing Base and no Default or Event of Default then exist and is continuing. If at any time any payment of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, Guarantor’s obligations under this Guaranty with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
5.    Subrogation. Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Guaranteed Indebtedness and all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Guaranteed Creditors and shall forthwith be paid to the Administrative Agent for the benefit of the Guaranteed Creditors or be credited and applied upon the Guaranteed Indebtedness, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
6.    Waivers. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Guaranteed Creditors or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
7.    Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

8.    Subordination. Guarantor hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or other Loan Party owing to it, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the existence of any Event of Default, subject to Section 5 hereof, any such indebtedness, obligation, or liability of the Borrower or other Loan Party shall be received by Guarantor as trustee for the benefit of the holders of the Guaranteed Indebtedness and the proceeds thereof shall be paid over to the Administrative Agent for application to the Guaranteed Indebtedness (whether or not then due), but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.
9.    Severability. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable.
10.    Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Guarantor given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Guarantor or the Administrative Agent shall be addressed to its respective address or telecopier number set forth below:

to the Guarantor:
Pillarstone Capital REIT Operating Partnership, LP
10011 Valley Forge Drive
Houston, Texas 77042
Attention:John Dee
Telephone:(713) 435-2227
Telecopy:(713) 465-8847

With copy to:
Whitestone REIT Operating Partnership, L.P.
2600 South Gessner Road, Suite 500
Houston, Texas 77063
Attention:David K. Holeman
Telephone:(713) 435-2227
Telecopy:(713) 465-8847

With copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn
Telephone: (901) 543-5943
Telecopy: (901) 543-5999
to the Administrative Agent: Bank of Montreal 100 High Street 26th Floor Boston, Massachusetts Attention:Lloyd Baron Telephone:617-960-2372 Telecopy:617-960-2392

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.
11.    No Lender Enforcement. No Lender or its affiliate shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Guaranty for the enforcement of any remedy under or upon this Guaranty, it being understood and intended that no one or more of the Lenders or their affiliates shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent in the manner herein provided for the benefit of the Guaranteed Creditors.
12.    Payments. All payments to be made by Guarantor hereunder shall be made in the same currency and funds in which the underlying Guaranteed Indebtedness is payable at the principal Chicago office of the Administrative Agent at 111 West Monroe Street, Chicago, Illinois (or at such other place for the account of the Administrative Agent as it may from time to time specify to Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without set-off, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If Guarantor is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by Guarantor hereunder, Guarantor shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Guaranteed Creditors shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.
13.    Governing Law; Jurisdiction; Consent to Service of ProcessSection 12.18.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Guaranty and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Guaranty or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its respective properties in the courts of any jurisdiction.
(c)    The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in clause

(b) above. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Guaranty irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e‑mail) in Section 10. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by applicable Legal Requirements.
14.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Guaranty or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by, among other things, the mutual waivers and certifications in this Section.

[Signature Pages to follow]

In Witness Whereof, Guarantor has caused this Limited Guaranty to be executed and delivered as of the date first above written.
“Guarantor”
Pillarstone Capital REIT Operating Partnership LP

By:	Pillarstone Capital REIT, a Maryland real estate investment trust

By	: /s/ John J. Dee
Name: John J. Dee
Title: Chief Financial Officer
Accepted and agreed as of the date first above written.
Bank of Montreal, as Administrative Agent
By: /s/ Lloyd Baron
Name: Lloyd Baron
Title: Director

[Signature Page to Limited Guaranty]